                                                                      EXHIBIT 15



August 10, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated August 8, 2000 on our review of interim financial information of Baxter International Inc. (the "Company') as of and for the period ended June 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812,
33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-
71553, 33-88257 and 333-80403), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505,
33-31388, 33-49820, 333-19025, 333-94889 and 333-38564) and on Form S-4 (Nos.
33-808, 33-15357, 33-53937, 333-21327, 333-47927, 333-71553 and 333-36670).



Very truly yours,



PricewaterhouseCoopers LLP
Chicago, Illinois